Exhibit 10.6

VIZIO, INC.

2007 INCENTIVE AWARD PLAN, AS AMENDED

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

VIZIO, Inc., a California corporation (the “Company”), pursuant to its 2007 Incentive Award Plan, as amended (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock (“Common Stock”) set forth below (the “Shares”) at the price set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), the Plan, and the Shareholders Agreement (as defined in the Stock Option Agreement), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice.

Participant:

Grant Date:	, 20

Vesting Commencement Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:

Expiration Date:	unless terminated earlier in accordance with Section 3.3

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Schedule:

Subject to the terms and conditions of the Plan, the Stock Option Agreement (including, without limitation, Sections 3.1, 3.2 and 3.3 of the Stock Option Agreement) and this Grant Notice, the Option shall vest and become exercisable as to:

(i)	% of the Shares on , 20 ,

(ii)	% of the Shares on , 20 ,

(iii)	% of the Shares on , 20 , and

(iv)	% of the Shares on , 20 .

In no event shall this Option vest and become exercisable for any additional Shares following Participant’s Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable.

This Grant Notice and the Stock Option Agreement are subject in their entirety to the provisions of the Plan and the Shareholders Agreement, the terms and conditions of which are hereby incorporated into and made a part of this Grant Notice and the Stock Option Agreement.

By his signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, the Shareholders Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan, the Shareholders Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement, the Shareholders Agreement and the Plan. Participant hereby agrees to accept as final, binding and conclusive all decisions or interpretations of the Administrator of the Plan regarding any questions arising under the Plan or relating to the Option.

	VIZIO, INC.		PARTICIPANT

By:		By:
Name:		Name:
Title:

Address:	39 Tesla	Address:
Irvine, California 92618

Attachments:	Stock Option Agreement (Exhibit A)
Form of Exercise Notice (Exhibit B)
VIZIO, Inc. 2007 Incentive Award Plan (Exhibit C)
Joinder to the Shareholders Agreement (Exhibit D)

2

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, VIZIO, Inc., a California corporation (the “Company”), has granted to Participant an option under the Company’s 2007 Incentive Award Plan (the “Plan”) to purchase the number of shares of the Company’s common stock (“Common Stock”) indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Defined Terms. Whenever capitalized terms are used in this Agreement they shall have the meaning specified herein unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Grant Notice or, if not defined therein or this Agreement, the Plan.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan. The Option is also subject to the terms and conditions of that certain Shareholders Agreement, entered into as of September 15, 2008, by and among the Company and the other shareholders of the Company, as amended from time to time (the “Shareholders Agreement”). The Plan and the Shareholders Agreement are incorporated herein by reference.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code) as of the Grant Date, the exercise price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

2.3 Shareholders Agreement. The Option and the shares of Common Stock to be issued hereunder upon exercise of the Option shall be subject to the Shareholders Agreement. Upon any issuance of shares pursuant to the exercise of the Option, the Participant shall execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the Joinder to the Shareholders Agreement attached as Exhibit D to the Grant Notice.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Section 3.2 and Section 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which is unvested as of the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 10 years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c) The expiration of three months from the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, unless such termination occurs by reason of Participant’s death, Disability or Participant’s discharge for Misconduct;

(d) The expiration of twelve months from the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of Participant’s death or Disability; or

(e) The date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, as a result of Participant’s discharge for Misconduct.

Participant acknowledges that an Incentive Stock Option exercised more than three months after the date Participant ceases to be continuously employed by the Company or any Subsidiary, other than by reason of Participant’s death or Disability, will be taxed as a Non-Qualified Stock Option.

3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which incentive stock options, including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as may be imposed by Section 422(d) of the Code), the Option and such other options shall not be treated as incentive stock options, but shall be treated as non-qualified stock options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) An Exercise Notice in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other substantially similar form as may be prescribed by the Administrator);

(b) Full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c) A bona fide written representation and agreement, in such form as is prescribed by the Administrator, signed by Participant or the other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for Participant’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act or other applicable law and any then applicable rules and regulations thereunder, and that Participant or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Administrator may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal, state or foreign securities laws or regulations and any other applicable law. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) on and after the Public Trading Date, and to the extent permitted under applicable law, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) on and after the Public Trading Date, and with the consent of the Administrator, the delivery of shares of Common Stock which have been owned by Participant for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(e) any combination of the foregoing.

4.5 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;

(b) Participant’s execution and delivery of the Joinder to the Shareholders Agreement with respect to such shares;

(c) The completion of any registration or other qualification of such shares under any federal, state or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(d) The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; and

(f) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in one or more of the forms of consideration permitted under Section 4.4.

4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and Participant executes and delivers the Joinder to the Shareholders Agreement in accordance with Section 4.5(b). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 9.1 of the Plan.

ARTICLE V

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.

5.2 Option Not Transferable.

(a) Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Non-Qualified Stock Option, the Option may be transferred to, exercised by and paid to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family (each, a “Permitted Transferee”), subject to Section 8.3 of the Plan and pursuant to such conditions and procedures as the Administrator may require.

(c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3 Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering.

5.4 Restrictive Legends and Stop-Transfer Orders.

(a) The share certificate or certificates evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends that may be required by federal, state or foreign securities laws.

(b) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.5 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address of the Company’s then current corporate headquarters, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.9 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

5.11 No Employment Rights. If Participant is an Employee, nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Participant.

5.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.13 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.14 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15 Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto, including this Agreement), and the Shareholders Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

B-1

EXHIBIT C

TO STOCK OPTION GRANT NOTICE

VIZIO, INC. 2007 INCENTIVE AWARD PLAN

C-1

EXHIBIT D

JOINDER TO THE SHAREHOLDERS AGREEMENT

D-1